Exhibit 99










                               M.S. CARRIERS, INC.
                             RETIREMENT SAVINGS PLAN

                         1999 AMENDMENT AND RESTATEMENT
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                                TABLE OF CONTENTS

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ARTICLE ONE - DEFINITIONS......................................................2

  1.1     "ACCOUNT"............................................................2
  1.2     "ADMINISTRATOR"......................................................2
  1.3     "BENEFICIARY"........................................................2
  1.4     "BREAK IN SERVICE"...................................................2
  1.5     "CODE"...............................................................2
  1.6     "COMMON STOCK".......................................................2
  1.7     "COMPENSATION".......................................................2
  1.8     "DISABILITY".........................................................3
  1.9     "EFFECTIVE DATE".....................................................3
  1.10    "EMPLOYEE"...........................................................3
  1.11    "EMPLOYER"...........................................................3
  1.12    "EMPLOYMENT DATE"....................................................3
  1.13    "HIGHLY-COMPENSATED EMPLOYEE"........................................3
  1.14    "HOUR OF SERVICE"....................................................4
  1.15    "LEASED EMPLOYEE"....................................................5
  1.16    "NONHIGHLY-COMPENSATED EMPLOYEE".....................................5
  1.17    "NORMAL RETIREMENT DATE".............................................5
  1.18    "PARTICIPANT"........................................................5
  1.19    "PLAN"...............................................................5
  1.20    "PLAN YEAR"..........................................................5
  1.21    "PROFIT SHARING PLAN"................................................5
  1.22    "TRUST"..............................................................5
  1.23    "TRUSTEE"............................................................5
  1.24    "VALUATION DATE".....................................................5
  1.25    "YEAR OF SERVICE" or "SERVICE".......................................5

ARTICLE TWO - SERVICE DEFINITIONS AND RULES....................................6

  2.1     YEAR OF SERVICE......................................................6
  2.2     BREAK IN SERVICE.....................................................6
  2.3     MATERNITY/PATERNITY LEAVE OF ABSENCE.................................6
  2.4     RULE OF PARITY ON RETURN TO EMPLOYMENT...............................6
  2.5     SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES....7

ARTICLE THREE - PLAN PARTICIPATION.............................................8

  3.1     PARTICIPATION........................................................8
  3.2     RE-EMPLOYMENT OF FORMER PARTICIPANT..................................8
  3.3     TERMINATION OF ELIGIBILITY...........................................8
  3.4     COMPLIANCE WITH USERRA...............................................8

ARTICLE FOUR - ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS AND
               TRANSFERS FROM OTHER PLANS......................................9

  4.1     ELECTIVE DEFERRALS...................................................9
  4.2     EMPLOYER CONTRIBUTIONS...............................................9
  4.3     ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS...................10
  4.4     TIMING OF CONTRIBUTIONS.............................................10

ARTICLE FIVE - ACCOUNTING RULES...............................................11

  5.1     INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.........................11
  5.2     PARTICIPANTS OMITTED IN ERROR.......................................11

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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE SIX - VESTING, RETIREMENT, AND DISABILITY BENEFITS....................12

  6.1     VESTING.............................................................12
  6.2     FORFEITURE OF NONVESTED BALANCE.....................................12
  6.3     DISTRIBUTION OF LESS THAN ENTIRE VESTED ACCOUNT BALANCE.............12
  6.4     NORMAL RETIREMENT...................................................12
  6.5     DISABILITY..........................................................12

ARTICLE SEVEN - MANNER AND TIME OF DISTRIBUTING BENEFITS......................13

  7.1     MANNER OF PAYMENT...................................................13
  7.2     TIME OF COMMENCEMENT OF BENEFIT PAYMENTS............................13
  7.3     FURNISHING INFORMATION..............................................13
  7.4     MINIMUM DISTRIBUTION RULES FOR INSTALLMENT PAYMENTS.................13
  7.5     AMOUNT OF DEATH BENEFIT.............................................14
  7.6     DESIGNATION OF BENEFICIARY..........................................14
  7.7     DISTRIBUTION OF DEATH BENEFITS......................................15
  7.8     ELIGIBLE ROLLOVER DISTRIBUTIONS.....................................16

ARTICLE EIGHT - LOANS AND IN-SERVICE WITHDRAWALS..............................17

  8.1     LOANS...............................................................17
  8.2     HARDSHIP DISTRIBUTIONS..............................................18
  8.3     WITHDRAWALS AFTER AGE 59 1/2........................................18
  8.4     WITHDRAWALS OF ROLLOVER CONTRIBUTIONS...............................18

ARTICLE NINE - ADMINISTRATION OF THE PLAN.....................................19

  9.1     PLAN ADMINISTRATION.................................................19
  9.2     CLAIMS PROCEDURE....................................................19
  9.3     TRUST AGREEMENT.....................................................20

ARTICLE TEN - SPECIAL COMPLIANCE PROVISIONS...................................21

  10.1    DISTRIBUTION OF EXCESS DEFERRAL AMOUNTS.............................21
  10.2    LIMITATIONS ON 401(k) CONTRIBUTIONS.................................21
  10.3    NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS..........24
  10.4    LIMITATION ON THE MULTIPLE USE ALTERNATIVE..........................27

ARTICLE ELEVEN - LIMITATION ON ANNUAL ADDITIONS...............................28

  11.1    RULES AND DEFINITIONS...............................................28

ARTICLE TWELVE - AMENDMENT AND TERMINATION....................................33

  12.1    AMENDMENT...........................................................33
  12.2    TERMINATION OF THE PLAN.............................................33

ARTICLE THIRTEEN - TOP-HEAVY PROVISIONS.......................................34

  13.1    APPLICABILITY.......................................................34
  13.2    DEFINITIONS.........................................................34
  13.3    ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A
          TOP-HEAVY PLAN YEAR.................................................36
  13.4    VESTING.............................................................37

ARTICLE FOURTEEN - MISCELLANEOUS PROVISIONS...................................38

  14.1    PLAN DOES NOT AFFECT EMPLOYMENT.....................................38
  14.2    SUCCESSOR TO THE EMPLOYER...........................................38

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                                TABLE OF CONTENTS
                                   (continued)

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  14.3    REPAYMENTS TO THE EMPLOYER..........................................38
  14.4    BENEFITS NOT ASSIGNABLE.............................................38
  14.5    MERGER OF PLANS.....................................................38
  14.6    INVESTMENT EXPERIENCE NOT A FORFEITURE..............................39
  14.7    CONSTRUCTION........................................................39
  14.8    GOVERNING DOCUMENTS.................................................39
  14.9    GOVERNING LAW.......................................................39
  14.10   HEADINGS............................................................39
  14.11   COUNTERPARTS........................................................39
  14.12   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN......................39

                               M.S. CARRIERS, INC.

                             RETIREMENT SAVINGS PLAN

WHEREAS, M.S. Carriers, Inc. (hereinafter referred to the "Employer") heretofore adopted the M.S. Carriers. Inc. Retirement Savings Plan (hereinafter referred to the "Plan") and the M.S. Carriers, Inc. Profit Sharing Plan and Trust (hereafter referred to as the "Profit Sharing Plan") for the benefit of the Employees; and

WHEREAS, the Employer merged the Profit Sharing Plan into the Plan, effective as of October l, 1996, and simultaneously therewith amended and restated the Plan to reflect such merger; and

WHEREAS. thc Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan in order to comply with changes permitted or required by the Uruguay Round Agreements Act ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"). the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA'97") and to add or modify certain administrative provisions; and

WHEREAS, it is intended that the Plan is to continue to be a qualified plan under Section 401(a) of the Internal Revenue Code for the exclusive benefit or the Participants and their Beneficiaries.

NOW, THEREFORE. the Plan is hereby amended by restating the Plan in its entirety as follows, with this amendment and restatement also intending to constitute an amendment of the Profit Sharing Plan for purposes of complying, for the applicable period, with changes required by GATT, USERRA, SBJPA and TRA'97.

                           ARTICLE ONE - DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

     1.1 "ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions and forfeitures,
            (b) amounts of Compensation deferred to the Plan pursuant to the Participant's election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan, (d) any amounts transferred from the Profit Sharing Plan in connection with the merger of the Profit Sharing Plan with the Plan, and (e) the allocation of Trust investment experience.

     1.2 "ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

     1.3 "BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

     1.4    "BREAK IN SERVICE" shall have the meaning set forth in Article Two.

     1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.6 "COMMON STOCK" shall mean shares of common stock of M.S. Carriers, Inc.

     1.7 "COMPENSATION" shall mean the compensation paid to a Participant by the Employer for the Plan Year, but exclusive of any program of deferred compensation or additional benefits payable other than in cash and any compensation received prior to his becoming a
            Participant in the Plan. Compensation shall include any amounts deferred under a salary reduction agreement in accordance with
            Section 4.1 or under a Code Section 125 plan maintained by the Employer.

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with Section 40l(a)(l7)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

            Any reference in the Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

            If Compensation for any prior determination period is taken into account in determining a Participant's benefit accruing in the current Plan Year, the Compensation for that prior determination period shall be subject to the OBRA `93 annual compensation limit in effect for that prior determination period.

            For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(4).

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     1.8    "DISABILITY" shall mean a "permanent and total" disability  incurred by a Participant while in the employ of the Employer. For this purpose, a permanent and total disability shall mean suffering from a physical or mental condition which, in the opinion of the
            Administrator   and  based  upon  appropriate   medical  advice  and
            examination, can be expected to result in death or can be expected to last for a continuous period of no less than twelve (12) months. The condition must also be determined by the Administrator to
            prevent  the  Participant  from  engaging  in  substantial   gainful
            activity. Receipt of a Social Security disability award shall be deemed proof of disability.

     1.9 "EFFECTIVE DATE" the Plan's initial Effective Date is January 1, 1987. The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is January 1, 1999, except where the provisions of the Plan shall otherwise specifically provide. The rights of any Participant who separated from the Employer's Service prior to the applicable date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

     1.10   "EMPLOYEE" shall mean a common law employee of the Employer.

     1.11 "EMPLOYER" shall mean M.S. Carriers, Inc. and any subsidiary or affiliate which is a member of its "related group" (as defined in
            Section 2.5) which has adopted the Plan (a "Participating Affiliate"), and shall include any successor(s) thereto which adopt this Plan. Any such subsidiary or affiliate of M.S. Carriers, Inc. may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of M.S. Carriers, Inc. The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under
            Article 4 to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of M.S. Carrier, Inc. For purposes hereof, each Participating Affiliate shall be deemed to have appointed M.S. Carriers, Inc. as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan. For purposes of the Code and ERISA, the Plan as maintained by M.S. Carriers Inc. and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate. All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

     1.12 "EMPLOYMENT DATE" shall mean the first date of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

     1.13   "HIGHLY-COMPENSATED   EMPLOYEE"  shall  mean,  effective  for  years
            beginning after December 31, 1996, any Employee of the Employer who:

            (a) was a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1)) during the "determination year" or "look-back year"; or

            (b) earned more than $80,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look-back year" and, if the Employer elects, was in the top twenty percent (20%) of Employees by Compensation for such year.

                  An Employee who separated from Service prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly-Compensation Employee at any time after attaining age fifty-five (55).

                  For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year".

                  In determining whether an Employee is a Highly-Compensated Employee for the Plan Year beginning in 1997, the amendments to Section 414(q) stated above shall be treated as having been in effect for the Plan Year beginning in l996.

     1.14   "HOUR OF SERVICE" shall have the meaning act forth below:

            (a) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer, during the applicable computation period.

            (b) An Hour of Service is each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence,

                  (i) No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) to any Employee on account of any single continuous period during the Employee performs no duties (whether or not such period occurs in a single computation period);

                  (ii) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                  (iii) Hours of  Service  shall not be  credited  for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                        For purposes of this paragraph (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

            (c) An Hour of Service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Thus, for example, an Employee who receives a back pay award following a determination that he was paid at an unlawful rate for Hours of Service previously credited shall not be entitled to additional credit for the same Hours of Service. Crediting Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations set forth in that paragraph.

            In crediting Hours of Service for Employees who are paid on an hourly basis, the "actual" method shall be utilized. For this purpose, the "actual" method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer, subject to the limitations enumerated above. In crediting

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
            Hours of Service for Employees who are not paid on an hourly basis, the "weeks of employment" method shall be utilized. Under this method, an Employee shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.

     1.15 "LEASED EMPLOYEE" shall mean, effective January 1, 1997, any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and where such services are performed under the primary direction and control of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(g) or 403(b), (b) immediate participation, and (c) full and immediate vesting.

     1.16 "NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

     1.17   "NORMAL  RETIREMENT DATE" shall mean the  Participant's  sixty-fifth
            (65th) birthday.

     1.18   "PARTICIPANT"   shall  mean  any  Employee  who  has  satisfied  the
            eligibility requirements of Article Three and who is participating in the Plan.

     1.19 "PLAN" shall mean the M.S. Carriers, Inc. Retirement Savings Plan, as set forth herein and as may be amended from time to time.

     1.20 "PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

     1.21 "PROFIT SHARING PLAN" shall mean the M.S. Carriers, Inc. Profit Sharing Plan, as in effect on October 1, 1996, the effective date of its merger into the Plan.

     1.22 "TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

     1.23 "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

     1.24 "VALUATION DATE" shall mean the date or dates established by the Administrator for the valuation of the assets of the Plan. In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

     1.25 "YEAR OF SERVICE" or "SERVICE" and the special rules with respect to crediting Service are in Article Two of the Plan.

                   ARTICLE TWO - SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

     2.1    YEAR OF SERVICE

            (a) For Plan Years beginning prior to January 1, 1997, an Employee shall be credited with a Year of Service for each Plan Year during which he is credited with at least one thousand (1,000) Hours of Service. Effective January 1, 1997, an Employee shall be credited with a Year of Service for each twelve (12)-month period commencing on his Employment Date, or re-employment date, (or for Employees employed by the Employer as of December 31, 1996, commencing on January 1, 1997) and anniversaries of that date and ending on the date a Break in Service begins. An Employee shall also receive credit for any Break in Service of less than twelve (12)-consecutive months, with fractional periods of a year being expressed in terms of days.

            (b) Any Participant whose Account consists of amounts transferred from the Profit Sharing Plan pursuant to the merger of such plan shall be credited with any "Years of Service" completed under the terms of the Profit Sharing Plan.

            (c) Any Employee who transferred his employment from Hi-Way Express to the Employer in connection with the Employer's acquisition of the assets of Hi-Way Express on September 18, 1997 shall be credited with any Years of Service completed with Hi-Way Express. Notwithstanding the foregoing, in no event shall any such Employee be credited with more than 5
                  (five) Years of Service with Hi-Way Express.

     2.2 BREAK IN SERVICE. For Plan Years beginning prior to January 1, 1997, an Employee shall incur a Break in Service for each Plan Year in which he is credited with less than five hundred and one (501) Hours of Service. Effective January 1, 1997, a Break in Service is a period of severance of at least twelve (12)-consecutive months. For this purpose, a period of severance shall be a continuous period in which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged or dies or, if earlier, the twelve (12)-month anniversary of the date on which the Employee is absent from Service for any other reason.

     2.3 MATERNITY/PATERNITY LEAVE OF ABSENCE. For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the twelve (12)-consecutive month period beginning on the first anniversary of the first date of such absence shall constitute neither a Break in Service nor a Year of Service.

     2.4 RULE OF PARITY ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service, subject to the following rules:

            (a) If a Participant incurs five (5) or more consecutive Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive Breaks in Service.

            (b) If when a Participant incurred a Break in Service, he had not completed sufficient Years of Service to be credited with a vested benefit under the schedule set forth in Section 6.1, his pre-Break Years of Service shall be disregarded if his consecutive Breaks in Service equal or exceed five (5).

     2.5    SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES.

            (a) SERVICE WHILE A MEMBER OF AN INELIGIBLE CLASSIFICATION OF EMPLOYEES. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any prior periods of Service completed while a member of such an ineligible classification both for purposes of determining his Years of Service and his "Months of Service" under Section 3.1. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

            (b) SERVICE WITH RELATED GROUP MEMBERS. Subject to Section 2.1, for each Plan year in which the Employer is a member of a "related group", as hereinafore defined, all Service of an Employee or Leased Employee (hereinafter collectively referred to as "Employee" solely for purposes of this Section 2.5(b)) with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employer's Years of Service and his Months of Service under Section 3.1. The transfer of employment by any such Employee to another member of the related group shall no be deemed to constitute a retirement or other termination of employment by the Employee for purposes of this Section, but the Employee shall be deemed to have continued in employment with the Employer for purposes of determining the Employee's Years of Service and his Months of Service. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code Section 414(o).

            (c) CONSTRUCTION. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

                       ARTICLE THREE - PLAN PARTICIPATION

     3.1 PARTICIPATION. All Employees participating in the Plan prior to the Plan's restatement shall continue to participate, subject to the terms hereof.

            Each other Employee shall become a Participant under the Plan effective as of the January 1, April 1, July 1 or October 1 coincident with or next following the later of the Employee's completion of six (6) Months of Service and attainment of age eighteen (18).

            For purposes of this Section 3.1, an Employee shall be credited with six (6) Months of Service for each six (6)-consecutive month period commencing on his Employment Date and the six (6)-month anniversaries of that date and ending on the date a Break in Service occurs. Fractional periods of a months shall be expressed in terms of days with thirty (30) days being equal to one (1) month.

            In no event, however, shall any Employee participate under the Plan while he is: (i) included in a unit of Employees covered by a collective bargaining agreement between the Employer and the Employee representatives under which retirement benefits were the subject of good faith bargaining, unless the terms of such bargaining agreement expressly provides for the inclusion in the Plan; (ii) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court),
            (iii) employed as a Leased Employee; or (iv) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

     3.2 RE-EMPLOYMENT OF FORMER PARTICIPANT. A vested Participant (or a nonvested Participant whose prior Service cannot be disregarded) whose participation ceased because of termination of employment with the Employer shall resume participating upon his reemployment; provided, however, that such individual be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

     3.3 TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall resume participating upon his return to an eligible class of Employees; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his return to participation in the Plan.

            In the event an Employee who is not a member of an eligible class of Employee becomes a member of an eligible class, such employee shall participate upon becoming a member of an eligible class of Employees, if such Employee has otherwise satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant; provided, however, that such an individual shall be entitled to commence elective deferrals as soon as administratively possible following his becoming a Participant.

     3.4 COMPLIANCE WITH USERRA. Notwithstanding any provision of this Plan to the contrary, for reemployments on or after December 12, 1994, Participants shall receive service credit and be eligible to make deferrals and receive Employer contributions with respect to periods of qualified military service (within the meaning of Section 414(u)(5) of the Code) in accordance with Section 414(u) of the Code.

      ARTICLE FOUR - ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS, ROLLOVERS
                         AND TRANSFERS FROM OTHER PLANS

     4.1    ELECTIVE DEFERRALS

            (a) ELECTIONS. A Participant may elect to defer a portion of his Compensation for a Plan Year. The amount of a Participant's Compensation that is deferred in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the Participant's Account.

            (b) CHANGES IN ELECTION. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via such other method as permitted by applicable law.

            (c) LIMITATIONS ON DEFERRALS. No Participant shall defer on a pre-tax basis an amount which exceeds $10,000 (or such amount as adjusted for cost-of-living increases under Section 402(g) of the Code) for any calendar year ending with or within the Plan Year.

            (d) ADMINISTRATIVE RULES. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

     4.2    EMPLOYER CONTRIBUTIONS.

            (a)   EMPLOYER  MATCHING  CONTRIBUTIONS.  For each  Plan  Year,  the
                  Employer may contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage of the elective deferrals made by each such Participant; provided, however, that the amount of such Employer matching contribution for any Participant in a Plan Year shall not exceed three percent (3%) of the Participant's Compensation for the period during which elective deferrals are made by the Participant. The amount, if any, of the Employer matching contribution for any Plan Year shall be made at the discretion of the board of directors of the Employer. Employer matching contributions hereunder shall either be made in the form of Common Stock or, if made in the form of cash, invested in Common Stock. The Employer's board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)).

                  Notwithstanding the foregoing provisions of this Section 4.2(a), if a Participant's elective deferrals for a Plan Year reach the maximum amount set out in Section 4.l(c) and, as a result, the Participant is no longer eligible to make elective deferrals to the Plan for the balance of such Plan Year, and if such Participant is employed by the Employer on the last day of the Plan Year, the Employer may elect to provide a supplemental matching contribution on behalf of such Participant. Such supplemental matching contribution, if made, is designed to ensure that the Participant receives the same rate of matching contribution for the Plan Year as the remaining eligible Participants with the same rate of elective deferrals. Such supplemental matching contribution shall, however, be limited to the extent required to comply with the requirements of applicable Federal law.

            (b) ADDITIONAL EMPLOYER CONTRIBUTIONS. Additional Employer contributions may be made at the discretion of the Employer's board of directors for any Plan Year, subject to limits for tax deductions under the Code and provided that the special allocation in Section 13.3 has been satisfied if the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)).

            (c) ELIGIBILITY FOR ADDITIONAL EMPLOYER CONTRIBUTIONS. To be eligible for an allocation of additional Employer contributions under Section 4.2(b) for a Plan Year, a Participant must (1) have been credited with at least one thousand (1,000) Hours of Service in the Plan Year and (2) be employed by the Employer on the last day of the Plan Year.

            (d) ALLOCATION OF ADDITIONAL EMPLOYER CONTRIBUTIONS. Any contribution made under Section 4.2(b) shall be allocated among the Accounts of eligible Participants in accordance with the ratio that each such eligible Participant's Compensation bears to the total Compensation of all such eligible Participants for the Plan Year.

            (e) Notwithstanding anything herein to the contrary, in any situation where the exclusion of certain Participants from receiving an allocation of any additional Employer contributions hereunder would result in the Plan failing to satisfy minimum coverage requirements under applicable provisions of the Code or Income Tax Regulations, then the following may apply:

                  (1) Such affected Non-Highly Compensated Employee Participants shall receive an allocation of additional Employer contributions in order of priority based upon the number of Hours of Service rendered during the Plan Year by each such Participant, so that an individual Non-Highly Compensated Employee Participant who has rendered more Hours of Service during the Plan Year shall be first deemed an eligible Participant, and so on, until the ratio of Non-Highly Compensated Employee Participants who receive an allocation of additional Employer contributions is at least seventy percent (70%) of the percent of Highly-Compensated Employee Participants who receive such allocation.

                  (2) If two individuals referred to in subsection (1) have the same number of Hours of Service, then they shall be deemed eligible Participants in order of a priority based upon the earliest Employment Date with the Employer.

     4.3 ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under other plans qualified under Code Section 401 either (a) maintained by the Employer which have been discontinued or terminated with respect to any Employee, or (b) maintained by another employer with respect to which any Employee has ceased to participate. Any such transfer or rollover may also be made by means of an Individual Retirement Account qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from the former plan. Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

     4.4 TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the fifteenth (15th) business day of the month following the month in which such deferrals would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

                        ARTICLE FIVE - ACCOUNTING RULES

     5.1    INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES

            (a) INVESTMENT FUNDS. The investment of Participant's Accounts shall be made in a manner consistent with the provisions of the Trust. The Administrator, in its discretion, may allow the Trust to provide for separate funds, including Common Stock, for the directed investment of each Participant's Account. If investments are permitted in Common Stock, a separate Common Stock fund shall be created and a portion of such stock fund shall be invested in cash and cash equivalents for liquidity purposes.

            (b)   PARTICIPANT   DIRECTION   OF   INVESTMENTS.   In   the   event
                  Participants' Accounts are subject to their investment direction, each Participant may direct how his Account is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account subject to his investment direction, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. A Participant may change his investment election, with respect future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant's Account in accordance with procedures established by the Administrator. Any such change in a Participant's investment election shall be effective at such time as may be prescribed by the Administrator. If the Plan's recordkeeper or investments are changed, the Administrator may apply such administrative rules and procedures as are necessary to provide for the transfer of records and/or assets, including without limitation, the suspension of Participant's investment directions, withdrawals and distributions for such period of time as is necessary, and the transfer of Participants' Accounts to designated funds or an interest bearing account until such change has been completed.

                  With respect to Participants' investment in Common Stock, the Administrator may also by rule provide for the temporary suspension of the right of Participants subject to Section 16 of the Securities Act of 1934 to invest further amounts therein following any withdrawal from the portion of such Participant's Accounts theretofore invested in Common Stock. The Administrator may also by rule establish from time to time a maximum percentage of any Participants' Account which may be invested in Common Stock.

            (c) ALLOCATION OF INVESTMENT EXPERIENCE. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

            (d) ALLOCATION OF CONTRIBUTIONS. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made. Forfeitures which arise in a Plan Year shall be allocated as of the last day of such Plan Year, or as soon as administratively possible thereafter. Elective deferrals shall be allocated to the Account of each Participant as soon as administratively practical, but no later than the fifteenth
                  (15th) business day of the month following the month in which such contributions would have been payable to the Participant in cash, or such later date as permitted or prescribed by the Department of Labor.

            (e) MANNER AND TIME OF DEBITING DISTRIBUTIONS. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.2. The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.

     5.2 PARTICIPANTS OMITTED IN ERROR. In the event a Participant is not allocated a share of the Employer contribution and/or forfeitures as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant's Account prior to making the allocations set forth under Section 5.1(d).

           ARTICLE SIX - VESTING, RETIREMENT, AND DISABILITY BENEFITS

     6.1 VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, any Employer "fail-safe" contributions under Section 10.2, and rollovers or transfers from the plans, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2(a), additional Employer contributions under Section 4.2(b), and any Employer contributions transferred from the Profit Sharing Plan in connection with the merger of such plan, as follows:

                     Years of Service            Vested Percentage
                     ----------------            -----------------
                     Less than 1 year                     0%
                     1 year but less than 2              20%
                     2 years but less than 3             40%
                     3 years but less than 4             60%
                     4 years but less than 5             80%
                     5 years and thereafter             100%

     6.2 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) as soon as administratively practical following the date on which the Participant receives distribution of his vested Account or (ii) as soon as administratively practical after the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. The amount forfeited shall be used to play Plan expenses and/or used to reduce Employer contributions under Section 4.2(a)/4.2(b).

            If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

            (a) the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

            (b) The Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution derived form Employer contributions under Section 4.2 and, if applicable,
                  Section 13.3.

            The nonvested amount shall be restored to the Participant's Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeiture, as appropriate.

     6.3    DISTRIBUTION  OF LESS  THAN  ENTIRE  VESTED  ACCOUNT  BALANCE.  If a
            distribution (including a withdrawal) of any portion of a Participant's Account is made to the Participant at a time when he has a vested percentage in such Account equal to less than one-hundred percent (100%), a separate record shall be maintained of said Account balance. The Participant's vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time and D is the amount of the distribution (or withdrawal) made to the Participant.

     6.4 NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Date shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. A Participant who continues employment with the Employer after his Normal Retirement Date shall continue to participate under the Plan.

     6.5 DISABILITY. If a Participant incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. Payment of such Participant's Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Participant's written distribution request.

            ARTICLE SEVEN - MANNER AND TIME OF DISTRIBUTING BENEFITS

     7.1 MANNER OF PAYMENT. The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) by either of the following methods, as elected by the Participant or, when applicable, the Participant's Beneficiary:

            (a)   in a single lump-sum payment; or

            (b) provided the Participant's vested Account exceeds $5,000, in periodic installments (at least annual), subject to the minimum distribution rules of Section 7.4.

            Where a portion of a Participant's Account is invested in the Common Stock, such portion of the Participant's vested Account may be distributed either in the form of Common Stock or in the form of cash, as elected by the Participant or his Beneficiary, as the case may be; provided, however, that, in all events, fractional shares and the cash and cash equivalent portions of the underlying stock account shall be distributed in cash.

      7.2 TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Subject to the following provisions of this Section, unless the Participant elects otherwise, distribution of the Participant's vested Account shall be made or commence no later than the sixtieth (60) day after the later of the close of the Plan Year in which: (a) the Participant attains age sixty-five (65) (or Normal Retirement Date, if earlier) or (b) the date the Participant terminates Service with the Employer.

            Notwithstanding the foregoing, if the Participant's vested Account does not exceed $5,000, the Participant's vested Account shall be distributed to the Participant (or, in the event of the Participant's death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies, or otherwise separates from Service.

            Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year in which he incurs a Break in Service.

            For years beginning after December 31, 1996, in no event shall distribution of the Participant's vested Account be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9) of the Code), if later, the April 1st following the calendar year in which the Participant retires or otherwise separates from Service. Notwithstanding the foregoing, the provisions of this paragraph shall be subject to any prior election complying with the provisions of Section 242(b) of TEFRA. In addition, any Participant attaining age seventy and one-half (70 1/2) prior to January 1, 1999 may elect to receive distribution of his vested Account in accordance with the provisions of this Article Seven.

     7.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

     7.4    MINIMUM   DISTRIBUTION   RULES  FOR  INSTALLMENT   PAYMENTS.   If  a
            distribution is made in installments, the following rules shall apply:

            (a) PAYMENTS TO PARTICIPANT OR TO PARTICIPANT AND SURVIVING SPOUSE. Payment shall commence no later than a date provided for in Section 7.2. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant (or the joint life expectancies of the Participant and the Participant's spouse) determined as of the Valuation Date preceding the first payment and reduced by one for each succeeding year.

            (b) PAYMENTS TO PARTICIPANT AND NON-SPOUSE BENEFICIARY. Payment shall commence no later than a date provided for in Section
                  7.2. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the joint life expectancies of the Participant and the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year. Payments shall be restricted under this option to insure compliance with the minimum distribution incidental death benefit requirement of Section 401(a)(9) of the Code and the regulations promulgated thereunder.

            (c) PAYMENTS TO BENEFICIARY. Payment shall commence no later than a date provided for in Section 7.7. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding
                  Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

            (d) RECALCULATION OF LIFE EXPECTANCY. If distribution is to be made over the life expectancy of the Participant or, where the Participant's spouse is his Beneficiary, the life expectancy of the Participant's surviving spouse, or the joint life expectancies of the Participant and his spouse, such life expectancy or joint life expectancies shall not be recalculated, unless the Participant or his surviving spouse, as the case may be, affirmatively elects. Any such election shall be irrevocable as to the Participant (and spouse, if applicable) and shall apply to all subsequent years. In no event, however, shall the life expectancy of a non-spouse Beneficiary be recalculated.

            (e) PRIOR ELECTION. Notwithstanding the requirements of this Section and Section 7.2, any distributions made in accordance with a written election by the Participant or the Participant's Beneficiary before January 1, 1984 may be made or may continue to be made under the provisions of such election, provided such method of distribution would not have disqualified the Plan under Code Section 401(a)(9) as in effect prior to January 1, 1984.

     7.5    AMOUNT OF DEATH BENEFIT

            (a) DEATH BEFORE TERMINATION OF EMPLOYMENT. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.

            (b) DEATH AFTER TERMINATION OF EMPLOYMENT. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.

     7.6 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which provides for the designation of an alternate Beneficiary.

            Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. A designation of a Beneficiary made by an unmarried Participant shall cease to be effective upon his marriage. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant's vested Account, all amounts (or in the event of the death of a Beneficiary, amounts otherwise payable to such Beneficiary) shall be paid to the surviving spouse of the Participant, or, if none, to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

            In the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the Beneficiary shall be paid to his estate.

     7.7 DISTRIBUTION OF DEATH BENEFITS. The Beneficiary shall be allowed to designate the mode of receiving benefits in accordance with Section 7.1, unless the Participant had designated a method in writing and indicated that the method was not revocable by the Beneficiary.

            (a) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his vested Account has commenced, any survivor's benefit must be paid at least as rapidly as under the method of payment in effect at the time of the Participant's death.

            (b) DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his vested Account has commenced, distribution of the Participant's vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except as provided below:

                  (i) if any portion of the Participant's vested Account is payable to a designated Beneficiary, and if distribution is to be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary (pursuant to the provisions of Section 7.1 above), such payments shall commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (ii) If the designated Beneficiary is the Participant's surviving spouse, the date distribution is required to begin shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

                  For purposes of this paragraph (b), if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this paragraph, with the exception of paragraph (ii) herein, shall be applied as if the surviving spouse were the Participant.

                  Notwithstanding the foregoing, if the Participant has no designated Beneficiary (within the meaning of Section 401
                  (a)(9) of the Code and the regulations thereunder), distribution of the Participant's vested Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            Nothing within this Section shall, however, invalidate any Participant's previous designation of a mode of paying death benefits, provided such designation was made prior to January 1, 1984 and was in accordance with all requirements announced by the

            Internal Revenue Service with respect to the transitional rule established under Section 242(b) of TEFRA. No modification of the mode set out in any such election shall be allowed, however, unless it is in compliance with this Section 7.7.

     7.8    ELIGIBLE  ROLLOVER  DISTRIBUTIONS.   Notwithstanding  the  foregoing
            provisions of this Article Seven, the provisions of this Section 7.8 shall apply to distributions made under the Plan.

            (a) A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (b)   Definitions:

                  (i) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments ( not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 40 1(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) DISTRIBUTEE.  A  distributee  includes  an  Employee  or former Employee. In addition, the Employee or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 4l4(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

            (c) If a distribution is one to which Section 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (ii)  the    Participant,    after   receiving   the   notice,
                        affirmatively elects a distribution.

            (d) Effective January 1,1997, if a distribution is one to which Sections 401(a(11) and 417 of the Code applies, the distribution may commence less than thirty (30) days, but not less than seven (7) days, after the notice required under
                  Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that the requirements of paragraphs (c)(i) and
                  (c)(ii) above are satisfied with respect to both the Participant and the Participant's spouse, if applicable.

                ARTICLE EIGHT - LOANS AND IN-SERVICE WITHDRAWALS

     8.1    LOANS

            (a) PERMISSIBLE AMOUNT AND PROCEDURE. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance. The Participant's signature shall be required on a promissory note. In determining a rate of interest on such loan, the Administrator may refer to the rate of interest used for obligations of a comparable nature by commercial lending institutions within a radius of fifty (50) miles of the Employer's principal place of business. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.

            (b) LIMITATION ON AMOUNT OF LOANS. A Participant's loan shall not exceed the lesser of:

                  (1) $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve
                        (12)-month period; or

                  (2) one-half (1/2) of the vested value of the Participant's Account, determined as of the Valuation Date preceding the date of the Participant's loan.

            Any loan must be repaid within five (5) years, unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed ten (10) years. The repayment of any loan must be made in at least quarterly installments of principal and interest; provided, however, that this requirement shall not apply for a period, not longer than one year, that a Participant is on a leave of absence ("Leave"), either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan must be repaid by the latest date permitted under Section 72(p)(2)(B) of the Code and the installments due after the Leave ends (or, if earlier, upon the expiration of the first year of the Leave) must not be less than those required under the terms of the original loan.

            If a Participant defaults an any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provision of Article Seven.

            If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note. If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.

            Notwithstanding the foregoing provisions of this Section, no loans shall be made to any Participant who is a five percent (5%) or greater shareholder-employee of an electing small business (Subchapter S) corporation, an owner of more than ten percent (10%) of either the capital interest or the profits interest of an unincorporated Employer, or a family member (as defined in Section 267(c)(4) of the Code) of such Participant, unless an exemption for the loan is obtained pursuant to Section 408 of the Employer Retirement Income Security Act of 1974, as amended.

            In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.5(b) 2.4(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of
            Section 72(p) of the Code.

     8.2    HARDSHIP  DISTRIBUTIONS.   In  the  case  of  a  financial  hardship
            resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of
            (i) the vested value of the Participant's Account, without regard to earnings on his elective deferrals after December 31, 1988, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state, or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

            Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant's spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents, or (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence. In addition, any hardship distribution hereunder shall only be made provided that the funds for such hardship are not available from other financial resources of the Participant, the Participants spouse, or the Participant's children. Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

            The provisions of this Section (relating to hardship distributions) are intended to comply with Treasury Regulations issued under
            Section 401(k) of the Code, and shall be so interpreted.

     8.3 WITHDRAWALS AFTER AGE 59 1/2. After attaining age fifty-nine and one-half (59 1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

     8.4 WITHDRAWALS OF ROLLOVER CONTRIBUTIONS. A Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant's Account attributable to his rollover contributions, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

                    ARTICLE NINE - ADMINISTRATION OF THE PLAN

     9.1 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and "named fiduciary" (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons. The Administrator shall have full discretion to interpret the terms of the Plan, to determine factual questions that arise in the course of administering the Plan, to adopt rules and regulations regarding the administration of the Plan, to determine the conditions under which benefits become payable under the Plan, and to make any other determinations that the Administrator believes are necessary and advisable for the administration of the Plan. Any determination made by the Administrator shall be final and binding on all parties.

            In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities),
            (b) consult with counsel,  who may be counsel to the  Employer,  and
            (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

            The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

            In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses. Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

            The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

            The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

     9.2    CLAIMS PROCEDURE

            (a) Pursuant to procedures established by the Administrator, claims for benefits under the Plan made by a Participant or Beneficiary (the "claimant") must be submitted in writing to the Administrator. Approved claims shall be processed and instructions issued to the Trustee or custodian authorizing payment as claimed.

                  If a claim is denied in whole or in part, the Administrator shall notify the claimant whose claim for benefit has been denied within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and provided written notice indicating special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period). If notification is not given in such period, the claim shall be considered denied as of the last day of such period and the claimant may request a review of the claim.

                  The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

                  (i) the specific reason or reasons for the denial of the claim;

                  (ii) the specific references to the pertinent Plan provisions on which the denial is based;

                  (iii) a description of any additional  material or information necessary to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv) a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim.

            (b) Upon denial of a claim in whole or part, the claimant (or his duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial, and to submit issues and comments in writing. Any appeal of the denial must be given to the Administrator within the period of time prescribed under
                  (a)(iv)  above.  If  the  claimant  (or  his  duly  authorized representative) fails to appeal the denial to the Administrator within the prescribed time, the Administrator's adverse determination shall be final, binding and conclusive.

                  The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be tendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision of the Administrator shall be final, binding and conclusive.

     9.3 TRUST AGREEMENT. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

                   ARTICLE TEN - SPECIAL COMPLIANCE PROVISIONS

     10.1 DISTRIBUTION OF EXCESS DEFERRAL AMOUNTS. Notwithstanding any other provision of the Plan, "Excess Deferral Amounts" (as defined below) (and income or loss allocable thereto, including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Deferral Amounts for the preceding calendar year.

            "Excess Deferral Amount" shall mean the amount of elective deferrals for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant's designation: shall be submitted to the Administrator in writing no later than March 1; shall specify the Participant's Excess Deferral Amounts for the preceding calendar year; and shall be accompanied by the Participant's written statement that if the Excess Deferral Amounts is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by
            Section 402(g) of the Code for the year in which the deferral occurred.

            An Excess Deferral Amount, and the income or loss allocable thereto, may be distributed before the end of the calendar year in which the elective deferrals were made. A Participant who has an Excess Deferral Amount for a taxable year, taking into account only his elective deferrals under the Plan or any other plans of the Employer (including any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be deemed to have designated the entire amount of such Excess Deferral Amount.

     10.2   LIMITATIONS ON 401(k) CONTRIBUTIONS

            (a) AVERAGE ACTUAL DEFERRAL PERCENTAGE TEST. Amounts contributed as elective deferrals under Section 4.1(a), and any "fail-safe" contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Section, these amounts are referred to as the "deferred amounts." For purposes of the "average actual deferral percentage test" described below, (i) such deferral amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate, and (ii) the deferred amounts relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the
                  Participant's election to make deferrals, or (B) is attributable to services performed by the Participant in the Plan Year but for the Participant's election to make deferrals, would have been received by the Participant within two and one-half (2 1/2) months after the close of the Plan Year. The Employer shall maintain records sufficient to demonstrate satisfaction of the avenge actual deferral percentage test and the deferred amounts used in such test.

                  Effective for Plan Years beginning on or after January 1, 1997, as of the last day of each Plan Year, the deferred amounts for the Participants who are Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

                  (1) The average actual deferral percentage for the eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average actual deferral percentage for eligible Participants who were Nonhighly-Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (2) The average actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average actual deferral percentage of eligible Participants who were Nonhighly-Compensated Employees for the prior Plan Year multiplied by two (2), provided that the average actual deferral percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average actual deferral percentage for eligible Participants who were Nonhighly-Compensated Employees in the prior Plan Year by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

                  Notwithstanding the foregoing, if elected by the Employer, the foregoing percentage tests shall be applied as though the references therein to "the prior Plan Year" read "such Plan Year;" provided, however, the change in testing methods complies with the requirements set forth in Notice 98-1 and any other superseding guidance.

                  Effective for testing years beginning January 1, 1999, in the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average actual deferral percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) elective deferrals for those Highly-Compensated Employees that were taken into account for purposes of the average actual deferral percentage test (and not the actual contribution percentage test) under the current year testing method for the prior year and (b) any qualified nonelective contributions that were allocated to the Accounts of those Nonhighly-Compensated Employees for the prior year but were not used to satisfy the actual average deferral percentage test or the average contribution percentage test under the current year testing method for the prior year.

                  In the event the Plan changes from the current year to thc prior year testing method for the first time for either the 1997 or 1998 testing year, the average actual deferral percentage for Nonhighly-Compensated Employees used for that testing year shall be the same as the average actual deferral percentage for Nonhighly-Compensated Employees used for the prior testing year.

                  For purposes of the above tests, the "actual deferral percentage" shall mean the ratio (expressed as a percentage) that the deferred amounts, which are allocated to the Participant's Account as of any day in the Plan Year, on behalf of each eligible Participant for the Plan Year bears to the eligible Participant's compensation (within the meaning of Section 1.414(s)-1(d)(2) of the Income Tax Regulations) for the Plan Year. The "average actual deferral percentage" shall mean the average (expressed as a percentage) of the actual deferral percentages of the eligible Participants in each group. "Eligible Participant" shall mean each Employee who is eligible to participate in the Plan under Section 3.1.

                  For  purposes  of  this  Section  10.2,  the  actual  deferral percentage for any eligible Participant who is a Highly-Compensated Employees for the Plan Year and who is eligible to have elective deferrals allocated to his account under two (2) or more plans or arrangements described in Code
                  Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan. Any adjustments to the Nonhighly-Compensated Employee actual deferral percentage for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy

                  Section 401(k) of the Code only if they have the same Plan Year and use the same average actual deferral percentage testing method.

                  For purposes of determining the actual deferral percentage of a Participant who is classified as a Highly-Compensated Employee as the result of being a five percent (5%) owner, or who is one of the ten (10) highest paid Highly-Compensated Employee, the deferred amount and the compensation of such Participant shall include the deferred amounts and compensation of his family members (as defined in Code Section 414(q)(6)(B)) participating in the Plan. Such family members shall be disregarded in determining the average actual deferral percentage for Participants who are Nonhighly-Compensated Employees. The application of the family aggregation rule set forth in this paragraph, however, shall not apply for Plan Years beginning on and after January 1, 1997.

                  The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

                  In the event the average actual  deferral  percentage  test is not satisfied for a Plan Year, the Employer, in its discretion, may make a special "fail-safe" contribution for eligible Participants who are Nonhighly-Compensated Employees and who are employed on the last day of the Plan Year ("Eligible Nonhighly-Compensated Employee(s)"). The fail safe contribution shall be allocated first to the Eligible Nonhighly-Compensated Employees whose Compensation is the lowest of all Eligible Nonhighly-Compensated Employees in an amount that does not exceed the limitations on annual additions set forth under Article Eleven of the Plan; then to the Eligible Nonhighly-Compensated Employees with the second lowest Compensation of all Eligible Nonhighly-Compensated Employees in the same manner as set forth above, and continuing to be allocated to Eligible Nonhighly-Compensated Employees in the order of ascending Compensation until the average actual deferral percentage test is satisfied.

            (b)   DISTRIBUTIONS OF EXCESS CONTRIBUTIONS.

                  (1) IN GENERAL. If the average actual deferral percentage test of Section l0.2(a) is not satisfied for a Plan
                        Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, if such excess contributions are distributed later than two and one-half (2 1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

                  (2) EXCESS CONTRIBUTIONS. For purposes of this Section, "excess contributions" shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the test under Section 10.2(a). In order to comply with Section 401(k)(8)(C) of the Code (as amended by the Small Business Job Protection Act of
                        1996), effective January 1, 1997, excess contributions shall be allocated to the Highly-Compensated Employees with the largest amounts of contributions taken into account in calculating the average actual deferral percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employees with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess contributions.

                  (3) DETERMINATION OF INCOME. The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Participant's deferred amounts for the Plan Year by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's deferred amounts on the last day of the Plan Year.

                  (4) MAXIMUM DISTRIBUTABLE AMOUNT. The excess contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the excess contribution, shall in no event be less than the lesser of thc Participant's Account under the Plan or the Participant's deferred amounts for the Plan Year. Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

     10.3   NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS

            (a) AVERAGE CONTRIBUTION PERCENTAGE TEST. The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a).

                  Effective for Plan Years beginning on or after January 1, 1997, as of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

                  (1) The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who were Nonhighly-Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (2) The average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year shall not exceed the average contribution percentage for eligible Participants who were Nonhighly-Compensated Employees for the prior Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees for the Plan Year does not exceed the average contribution percentage for eligible Participants who were Nonhighly-Compensated Employees in the prior Plan Year by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

                  Notwithstanding the foregoing, if elected by thc Employer, the foregoing percentage tests shall be applied as though the references therein to "the prior Plan Year" read "such Plan Year;" provided, however, the change in testing methods complies with the requirements set forth in Notice 98-1 and any other superseding guidance.

                  Effective for testing year beginning January 1, 1999, in the event the Plan changes from the current year testing method to the prior year testing method, then, for purposes of the first testing year for which the change is effective, the average contribution percentage for Nonhighly-Compensated Employees for the prior year shall be determined by taking into account only (a) after-tax contributions for those Nonhighly-Compensated Employees for the prior year, (b) matching contributions for those Nonhighly-Compensated
                  Employees that were taken into account for purposes of the avenge contribution percentage test (and not the average actual deferral percentage test) under the current year testing method for the prior year, and (c) any qualified nonelective contributions that were allocated to the Accounts of those Nonhighly-Compensated Employees for the prior year but that were not used to satisfy the average contribution percentage test or the average actual deferral percentage test under the current year testing method for the prior year.

                  In the event the Plan changes from the current year to the prior year testing method for the first time for either the 1997 or 1998 testing year, the average contribution percentage for Nonhighly-Compensated Employees used for that testing year shall be the same as the average contribution percentage for Nonhighly-Compensated Employees used for the prior testing year.

                  For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group. The "contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions and elective deferrals (to the extent such elective deferrals are not used to satisfy the average actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (within the meaning of Section l.414(s)-1(d)(2) of the Income Tax Regulations) for the Plan Year. Such average contribution percentage shall be determined without regard to matching contributions that are used either to correct excess contributions hereunder or because contributions to which they relate are excess deferrals under Section 10.1 or excess contributions under Section 10.2. "Eligible Participant": shall mean each who is eligible to participate in the Plan under Section 3.1.

                  For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employees for the Plan Year and who is eligible to have Employer matching contributions, elective deferrals and/or after-tax contributions allocated to his account under two (2) or more plans described in Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions were made under a single plan.

                  In the event  that this Plan  satisfies  the  requirements  of
                  Section 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan. Any adjustments to the Nonhighly-Compensated Employees actual contribution percentage for the prior year shall be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy
                  Section 401(m) of the Code only if they have the same Plan Year and use the same average contribution percentage testing method.

                  For purposes of determining the contribution percentage of an eligible Participant who is classified as a Highly-Compensated Employee as the result of being a five percent (5%) owner or who is one of the ten (10) highest paid Highly-Compensated Employees, the Employer matching contributions, elective deferrals (to the extend not used to satisfy the average actual deferral percentage test of Section 10.2) and compensation of such Participant shall include the Employer matching contributions, such elective deferrals and compensation of his family members (as defined in Code Section 414 (q)(6)(B)) participating in the Plan. Such family members shall be disregarded in determining the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees. The application of the family aggregation rule set forth in this paragraph, however, shall nor apply for Plan Years beginning on and after January 1, 1997.

                  The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            (b)   DISTRIBUTION OF EXCESS EMPLOYER MATCHING CONTRIBUTIONS.

                  (1) IN GENERAL. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess aggregate contributions," and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Play Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer contributions under Section 4.2(a). To the extent that such "excess aggregate contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess aggregate contributions" were made. However, if such excess aggregate contributions are distributed later than two and one-half (2 1/2) months following the last day of the Plan Year in which such excess aggregate contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess aggregate contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess aggregate contributions shall be considered annual additions.

                  (2) EXCESS AGGREGATE CONTRIBUTIONS. For purposes of this Section, "excess aggregate contributions" shall consist of the excess of the amount of Employer matching contributions and elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 10.2) made on behalf of the Highly-Compensated Employees for such Plan Year over the maximum amount of all such contributions permitted under the nondiscrimination tests under Section 10.3(a). In order to comply with Section 401(m)(6)(C) of the Code (as amended by the Small Business Job Protection Act of
                        1996), effective January 1, 1997, excess contributions shall be allocated to the Highly-Compensated Employees with the largest "contribution percentage amounts" (as defined below) taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly-Compensated Employee with the largest contribution percentage amounts and continuing in descending order until all the excess aggregate contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions.

                  For purposes of the preceding paragraph, "contribution percentage amounts" shall mean the sum of Employer matching contributions and elective deferrals ( to the extent not used to satisfy the average actual deferral percentage test of
                  Section 10.2) made under the Plan on behalf of the Participant for the Plan Year.

                  (3) DETERMINATION OF INCOME. The income allocable to excess contributions allocated to each Participant shall be determined by multiplying the income allocable to the Employer matching contributions and such elective deferrals by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to Employer matching contributions and such elective deferrals, on the last day of the Plan Year.

                        Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

     10.4 LIMITATION ON THE MULTIPLE USE ALTERNATIVE. The sum of the average actual deferral percentage of Highly-Compensated Employees under
            Section 10.2(a) and the average percentage of Highly-Compensated Employees under Section 10.3(a) shall not exceed the "aggregate limit," as defined in Section 401 (m)(9) of the Code and the regulations promulgated thereunder.

            If the aggregate limit is exceeded, the average contribution percentage of the Highly-Compensated Employees shall be reduced in accordance with the provisions of Section 10.3(b). In lieu of reducing the average contribution percentage, the Administrator may reduce the average actual deferral percentage of the Highly-Compensated Employees in accordance with the provisions of
            Section 10.2(b). The reductions under this Section shall be made only to the extent necessary to comply with the restrictions on the multiple use of the "alternative limitation" within the meaning of Code Section 401(m)(9).

                 ARTICLE ELEVEN - LIMITATION ON ANNUAL ADDITIONS

     11.1   RULES AND DEFINITIONS

            (a)   RULES.   The   following   rules  shall  limit   additions  to
                  Participants' Accounts:

                  (1) If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant's account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

                  (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

                  (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

                  (4) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining elective deferrals, the limitations of Section 415 of the Code are exceeded, such excess amount shall be disposed of as follows:

                        (A) Any nondeductible Employee after-tax contributions (plus attributable earnings) and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under Section 4.1(a) (plus attributable earnings), to the extent they would reduce the excess amount, shall be returned to the Participant.

                        (B) If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                        (C) If an excess amount still exists after the application of subparagraph (A), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining

                              Participants in the next limitation year, and each succeeding limitation year if necessary. Excess amounts may not be distributed to Participants or former Participants.

                        (D) If a suspense account is in existence at any time during the limitation year pursuant to this
                              Section 11.1(a)(4), it shall not participate in the allocation of the Trust's investment gains and losses. In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made for the limitation year.

                  (5) If, in addition to this Plan, the Participant is covered under defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code
                        Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under this Plan. Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).

                  (6) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Account under this Plan for any limitation year shall be limited so that if the limitations of Code
                        Section  415(e)  become  applicable,  benefits  under  a
                        defined benefit plan shall have first been provided before benefits under a defined contribution plan are provided.

                        The  combined  limitation  set  forth  in the  preceding
                        paragraph   shall  not  apply  to  any  limitation  year
                        beginning after December 31, 1999.

                  (7) In any Plan Year in which the Plan becomes a Super Top-Heavy Plan (as defined in Section 13.2(b)), the denominators of the defined benefit fraction and defined contribution fraction shall be computed using one hundred percent (100%) of the maximum dollar limitation instead of one hundred and twenty-five percent (125%).

                  (8) In any year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)) (but not a Super Top-Heavy
                        Plan), the limitations shall be similarly reduced, subject to the special provisions of Section 13.3, which provide for the use of the one hundred and twenty-five percent (125%) limitation subject to the added minimum allocations.

            (b)   DEFINITIONS.

                  (1) ANNUAL ADDITIONS: The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

                        (A)   Employer contributions;

                        (B)   Elective deferrals;

                        (C)   Employee after-tax contributions, if any;

                        (D)   Forfeitures, if any; and

                        (E) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in
                              Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

                  Employer and employee contributions taken into account as annual additions shall include "excess contributions" as defined in Section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in Section 401(m)(6)(B) of the Code, and "excess deferrals" as defined in Section 402(g) of the Code, regardless of whether such amounts are distributed, recharacterized or forfeited, unless such amounts constitute excess deferrals that were distributed to the Participant no later than April 15 of the taxable year following the taxable year of the Participant in which such deferrals were made.

                  For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

                  (2) COMPENSATION: For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and effective for limitation years beginning after December 31, 1997, including also any elective deferrals (as defined in Section 402(g)(3) of the Code) made by an Employee to the Plan and any amount contributed or deferred by an Employee on an elective basis and not includable in the gross income of the Employee under Section 125 of the Code; and excluding the following:

                        (A) Except as provided in the preceding paragraph of this Section 11.1(b)(2), Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                        (B)   Amounts   realized   from   the   exercise   of  a
                              nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                        (C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

                        (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

                        Compensation   shall   be   measured  on  the  basis  of
                        compensation paid in the limitation year.

                  (3) DEFINED BENEFIT FRACTION: This shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans maintained or previously maintained by the Employer, and the denominator of which is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation in effect for the limitation year under
                        Section 415(b)(1)(A) of the Code or one hundred and forty percent (140%) of the highest average compensation including any adjustment under Code Section 415(b).

                  (4) DEFINED CONTRIBUTION FRACTION: This shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated), welfare benefit funds, and individual medical accounts maintained by the Employer for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of Service with the Employer, regardless of whether a defined contribution plan was maintained by the Employer.

                        The maximum aggregate amount in any limitation year is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation then in effect under Section 415(c)(1)(A) of the Code or thirty-five (35%) of the Participant's compensation for such year.

                        If the Employee, as of the end of the first day of the first limitation year beginning after December 31, 1986, was a participant in one (1) or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
                        1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 and (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                        The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

                  (5)   DEFINED   CONTRIBUTION   DOLLAR  LIMITATION:   Effective
                        January 1, 1995, this shall mean $30,000, as adjusted under Section 415(d) of the Code.

                  (6) EMPLOYER: This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

                  (7) HIGHEST AVERAGE COMPENSATION: This means the average compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

                  (8) LIMITATION YEAR: This shall mean the Plan Year, unless the Employer elects a different twelve (12) consecutive month period. The election shall be made by the adoption of a Plan amendment by the Employer. If the limitation year is amended to a different twelve (12) consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

                  (9) MAXIMUM PERMISSIBLE AMOUNT: This shall mean an amount equal to the lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant's compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve
                        (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

                              Number of months in the short limitation year
                              ---------------------------------------------
                                                   12

                  (10) PROJECTED ANNUAL BENEFIT: This is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

                        (A) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

                        (B) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

                   ARTICLE TWELVE - AMENDMENT AND TERMINATION

     12.1 AMENDMENT. The Employer, by resolution of its board of directors, (or, to the extent permitted by resolution of such board of directors, by action of a duly authorized officer of the Employer) shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

            (a) make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

            (b) decrease a Participant's account balance or eliminate an optional form of payment with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or
                  (ii) the date the amendment becomes effective; or

            (c) alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

            Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

     12.2 TERMINATION OF THE PLAN. The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of the contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. In the event of the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested and nonforfeitable and the provisions of the proceeding paragraph shall apply with respect to such Participants' Accounts.

                     ARTICLE THIRTEEN - TOP-HEAVY PROVISIONS

     13.1 APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)). The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.

     13.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

            (a) "KEY EMPLOYEE": "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was (1) an officer of the Employer earning compensation (as defined in
                  Section 416(i) of the Code) in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under Section 318 of the Code) of both more than a one-half percent (1/2%) interest in the Employer and one of the ten (10) largest interests in the Employer if such individual's compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Code, (3) a five percent (5%) owner of the Employer, or
                  (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. For purposes of this Section, annual compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's income under Code Sections 125, 402(g), 402(h) or 403(b). The determination period of the Plan is the Plan Year containing the "determination date" as defined in Section 13.2(c)(4) and the four (4) preceding Plan Years.

                  The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with Section 415(i)(1) of the Code and the regulations thereunder.

            (b) "SUPER TOP-HEAVY PLAN": The Plan shall constitute a "Super Top-Heavy Plan" if it meets the test for status as a Top-Heavy Plan, where "90%" is substituted for "60%" at each place in
                  Section 13.2(c).

            (c)   "TOP-HEAVY PLAN":

                  (1) The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

                        (A) The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

                        (B) The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

                        (C) The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

                  (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all
                        Participants and the actuarial equivalents of the accrued benefits under the defined benefit plans for all Participants. Bot the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the five
                        (5)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

                  (3) For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve
                        (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no Hours of Service with any Employer maintaining the plan for the five (5)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

                  (4)   DEFINITION OF TERMS FOR TOP-HEAVY STATUS:

                        (A)   "TOP-HEAVY RATIO" shall mean the following:

                              (1) If the Employer  maintains one or more defined
                        contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of the account balance distributed in the five (5)-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five (5)-year

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
                        period ending on the determination date) of all Participants as of the determination date. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

                        (B) "PERMISSIVE AGGREGATION GROUP" shall mean the required aggregation group of the plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

                        (C) "REQUIRED AGGREGATION GROUP" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of
                              Section 401(a)(4) or 410 of the Code.

                        (D) "DETERMINATION DATE" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

                        (E) "VALUATION DATE" shall mean the last day of the Plan Year.

                        (F) Actuarial evidence shall be based on the interest and morality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest - five percent (5%); post-retirement mortality based on the Unisex
                              Pension (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

     13.3 ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY PLAN YEAR.

            (a) Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employee contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in
                  Section 11.1(b)(2) and as limited by Section 401(a)(17) of the
                  Code) or the largest percentage of Employer contributions and, elective deferrals, and forfeitures as a percentage of the Key Employee's compensation (as defined in Section 11.1(b)(2) and as limited by Section 401(a)(17) of the Code), allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2, the Participant's failure to complete one thousand (1,000) Hours of Service or the Participant's failure to make elective deferrals under Section 4.1.

            (b) The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

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
            (c) Neither elective deferrals nor Employer matching contributions may be taken into account for the purpose of satisfying the minimum allocation.

            (d) For purpose of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date, nor during the four (4) preceding Plan Years.

            (e) If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

            (f) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that "3%" shall be increased to "5%".

            (g) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before defined benefit plans. If a defined benefit plan (active or terminated) is a part of the permissive or required aggregation group of plans, and if any Participant in the Plan would have his benefits limited due to the application of the Code limitation rule in Section 11.1 in a Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the allocation method of subparagraph
                  (f) above shall apply, except that "5%" shall be increased to "7.5%." In the event any Participant in the Plan would have his benefits limited due to the application of the special Code limitation rule in Section 11.1 in a Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan and the Participant is covered only by a defined contribution plan, the allocation method of subparagraph (a) shall apply, except that "3%" shall be increased to "4%".

     13.4 VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of
            Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended. In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) Years of Service shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

            Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.

                   ARTICLE FOURTEEN - MISCELLANEOUS PROVISIONS

     14.1 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

     14.2   SUCCESSOR   TO  THE   EMPLOYER.   In  the   event  of  the   merger,
            consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

     14.3 REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:

            (a) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one
                  (1) year after the date of contribution.

            (b) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employee, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.

     14.4 BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

            With respect to any "qualified domestic relations order" relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age shall, however, be available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution.

            Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

     14.5 MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

     14.6 INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.

     14.7 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

     14.8 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of separation from Service.

     14.9 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal Law.

     14.10 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

     14.11  COUNTERPARTS.   This  Plan  may  be   executed   in  any  number  of
            counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

     14.12 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participants or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be used to pay Plan expenses and/or reallocated in the same manner as a forfeiture under Section 6.2 pursuant to this Plan. In the event a Participant or Beneficiary is located subsequent to the reallocation of his Account balance, such Account balance shall be restored.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 1st day of September, 1999.


                                        M.S. CARRIERS, INC.


                                        By: /s/ John Hudson
                                            ------------------------------------
                                            Authorized Officer